Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Exyn Technologies, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2026

/s/ Benjamin Rigg Williams
Benjamin Rigg Williams
Interim Chief Executive Officer
(Principal Executive Officer)

/s/ Pedro Ricardo Sotelo
Pedro Ricardo Sotelo
Chief Financial Officer
(Principal Financial Officer)